_____________________________________________________________________________

EXHIBIT 1A-1

BROKER-DEALER SERVICES AGREEMENT WITH

CUTTONE AND CO., LLC

_____________________________________________________________________________

1A-1-1

1A-1-2

1A-1-3

1A-1-4

1A-1-5

1A-1-6

1A-1-7

1A-1-8

1A-1-9

1A-1-10

1A-1-11

1A-1-12

1A-1-13